Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of International Surf Resorts, Inc. a Nevada corporation (the "Company") on Form 10-K for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Eduardo Biancardi, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to International Surf Resorts, Inc., and will be retained by International Surf Resorts, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Eduardo Biancardi
Eduardo Biancardi Chief Executive Officer and Chief Financial Officer April 14, 2010

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